MANAGEMENT AGREEMENT

      THIS AGREEMENT entered into this 3rd day of July, 2001 by and between Premier Home Healthcare Services, Inc., a New York corporation (hereinafter referred to as the "Manager") and Star Multi Care Services, Inc., a New York corporation (hereinafter referred to as the "Agency"). This Agreement shall become effective as set forth in Section 1.

      Whereas, Manager and Agency are New York State licensed home care services agencies; and

      WHEREAS, the Agency desires to employ Manager, under the terms of this Agreement, to provide its experience, skills and supervision and to make available certain personnel in the New York operations of Agency's home care services agency with the full authority and ultimate control of the Agency remaining with its Board of Directors (hereinafter the "Board"); and

      WHEREAS, Manager has entered into an Asset Purchase Agreement (the "Purchase Agreement") with the Agency dated as of the date hereof.

      NOW, THEREFORE, in consideration of the premises and the obligations undertaken by the parties pursuant hereto, the parties hereby agree as follows:

      1. EMPLOYMENT SERVICES AND DUTIES

            1.1 Employment. Agency hereby retains Manager, and Manager hereby agrees to act as manager of the New York operations of the Agency (The " New York Operations"), subject to all the provisions hereof; provided that the Manager shall not render any services or receive any compensation hereunder until the Effective Date (as hereinafter defined).

            1.2 Authority and Responsibilities of Manager. From the Effective Date, Manager shall have the authority and responsibility to conduct, supervise and effectively manage the day-to-day operation of the New York Operations, including but not limited to, collecting all revenues and applying all such revenues collected to expenses of the Agency. In the absence of oral or written direction or written policies of the Board (the "Board"), Manager shall be expected to exercise the reasonable business judgment of a management company in its management activities. Manager shall specifically have responsibility and commensurate authority, subject to the direction of the Board to act on its behalf under this Agreement, in accordance with the written policies of the Board, and the budgets approved by the Board as hereinafter provided, for the following activities:

                  (a) Charges. The establishment, maintenance, revision and administration of the overall charge structure of the New York Operations pursuant to pertinent regulations, including, but not limited to, patient charges, charges for ancillary services, charges for supplies and special services.


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                  (b) Personnel Administration. The hiring, discharge,
supervision and management of all employees of the New York Operations, including the determination, from time to time, of the numbers and qualifications of employees needed in the various departments and services of the Agency. The establishment, revision and administration of wage scales, rates of compensation, employee benefits, rates and conditions of employment, in-service training, attendance at seminars or conferences, staffing schedules, and job and position descriptions with respect to all employees of the New York Operations. Manager shall hire and discharge the staff of the New York Operations, including professional employees pursuant to misconduct of such employees or the staffing requirements of the Agency necessary for quality patient care.

                  (c) Collection of Accounts. The issuance of bills for services and materials furnished by the New York Operations, and the collection of accounts and monies owed to the New York Operations for services provided by the Agency or by the Manager on behalf of the New York Operations from the Effective Date and thereafter, including the responsibility to enforce the rights of the Agency as creditor under any contract or in connection with the rendering of any service.

                  (d) Payment of Accounts and Indebtedness. The payment of payroll, trade accounts, amounts due on short and long-term indebtedness, taxes and all other obligations of the New York Operations incurred by the Agency or by the Manager from the Effective Date and thereafter; provided, however, that the responsibility of the Manager on behalf of the New York Operations under this paragraph shall be limited to the exercise of reasonable diligence and care to apply the funds collected in the operation of the Agency to the obligations incurred in such operations in a timely and prudent manner, and Manager shall not become personally liable or act in a guarantor capacity with respect to any such obligation of the Agency through the Effective Date.

                  (e) Accounting and Financial Records. The establishment and administration of accounting procedures and controls, in accordance with generally accepted accounting principles and the establishment and administration of systems for the development, preparation and safekeeping of records and books of account relating to the business and financial affairs of the New York Operations.

                  (f) Depositories for Funds. The maintenance of accounts in such banks, savings and loan associations, and other financial institutions as the Board may, from time to time, select (including certificates of deposit) with such balances therein (which may be interest bearing or non-interest bearing) as Manager shall, from time to time, deem appropriate, taking into account the operating needs of the New York Operations and the disbursements from such accounts of such amounts of the Agency's funds as Manager, from time to time, determine is appropriate in the discharge of its responsibilities under this Agreement; provided, however, that Manager shall not, in any case, have any obligation to supply, out of its own funds, working capital for the Agency.


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                  (g) Purchases and Leases. The management of all purchases and leases of real property, equipment, supplies and all materials and services which Manager shall deem to be necessary in the operation of the New York Operations . Any purchase agreement which will obligate the Agency beyond the term of this Agreement, and any purchase or lease of real property or capital equipment, shall be subject to approval of the Board.

                  (h) Quality Control. The evaluation of all quality control aspects of the New York Operations , and the implementation, with Board approval, of quality control programs designed to meet standards imposed by appropriate certifying agencies and to bring about a high standard of health care in accordance with Board policies and resources available to the Agency.

                  (i) Compliance with Law. During the course of performing its duties under this Agreement, the Manager agrees to comply with all applicable federal, state and local statutes, regulations, rules and guidelines.

            1.3. Contracts for Services. Manager shall be empowered to negotiate, enter into, terminate and administer on behalf of the New York Operations contracts for services by medical, paramedical and other persons and organizations.

            1.4 Prohibited Acts and Retention of Powers by Agency. Notwithstanding any other provision of this Agreement the Board retains and the Manager is prohibited from exercising:

                  (a) direct independent authority to hire or fire the Manager or the Agency's Administrator;

                  (b)   independent control of the Agency's books and records;

                  (c) authority over the disposition of assets and the authority to incur on behalf of the Agency liabilities not normally associated with the day-to-day operation of the Agency; and

                  (d) authority for the independent adoption and enforcement of policies affecting the delivery of health care services.

            1.5 Commissioner's Approval. This effectiveness of this Agreement is subject to the approval of the Commissioner (the "Commissioner") of the New York State Department of Health (the "Department") It shall be the sole agreement between Manager and the Agency for the purpose of managing the day-to-day activities of the Agency, or any portion thereof, and any amendments or revisions to this Agreement which increase the amount or extent of authority delegated to Manager shall be effective only with the prior written consent of the Commissioner.

      2. ADMINISTRATOR AND OTHER PERSONNEL


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            2.1 Administrator. Manager may, during the term hereof, provide the services of a qualified agency administrator (the "Administrator"), whose initial and continuing appointment and term of appointment shall be subject to the approval of the Board and who will act as the chief administrative officer of the Agency. The Administrator will be and remain the employee of Manager for the term of this Agreement. His duties shall be, to the extent the Manager is authorized hereunder, to effect or deal with any of the following, to:

                  (a) Equip the Agency with all necessary and needed facilities for the care and treatment of patients and for the use of officers and employees thereof, and purchase all necessary supplies.

                  (b) Have general supervision and control of the records and accounts of the Agency and all its internal affairs; maintain discipline therein, and enforce compliance with and obedience to all rules, bylaws, and regulations adopted by the Board for the discipline and management of said Agency, and the employees thereof, and make and enforce such further rules, regulations and orders as it may deem necessary, not inconsistent with law, or with the rules, regulations and directions of the Board.

                  (c) Appoint such employees as it may reasonable think proper and necessary for the efficient performance of the business of the Agency, prescribe their duties and discharge any such employee pursuant to the provisions of law.

                  (d) Cause proper accounts and records of the business and operations of the Agency to be kept regularly from day to day, in books and on forms provided for that purpose; see that such accounts and records are correctly made up for the annual report to the Board; and present the same to the Board on request, who shall incorporate them in their annual report.

                  (e) Cause a careful examination to be made of the physical condition of all persons treated by the Agency; and shall cause a record to be kept of the condition of each patient when treated, and from time to time thereafter.

                  (f) Collect and receive all money due the Agency, keep an accurate account of the same, and report the same at the ensuing meeting of the Board.

            2.2 Controller. Manager may provide, during the term hereof, a qualified agency controller (the "Controller"), whose initial and continuing appointment and the term of appointment shall be subject to the approval of the Board, who shall act as the chief accounting and financial officer of the Agency. The Controller will be and remain an employee of Manager for the term of this Agreement.

      3. DIVISION OF AUTHORITY AND RESPONSIBILITY


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                  The Board. The Agency's Board shall retain full legal
authority over the operation of the Agency and ongoing responsibility for compliance with all statutory and regulatory requirements. Any powers not delegated specifically to Manager through the provisions of this Agreement shall remain with the Board. The Board shall represent the Agency in matters pertaining to the interpretation of this Agreement; provided that in any situation in which, pursuant to the terms of this Agreement, the Board shall be required or permitted to take any action, to give any approval or to receive any report, Manager shall be entitled to rely upon the written statement of the Chairman of the Board of the Agency to the effect that any such action or approval has been taken or given.

      4. COMMUNICATIONS AND REPORTS

            Manager shall be available to report to and consult with the Board on such matters and at such times as the Board shall reasonably request.

      5. LICENSING; ACCREDITATION

            Both Manager and Agency agree to abide by all laws, ordinances, rules and regulations of state, local or Federal governments pertaining to operation of the Agency and to the operation of this Agreement. Notwithstanding any other provision in this Agreement, the Agency remains responsible for insuring that any service provided pursuant to this Agreement complies with all pertinent provisions of Federal, State and local statutes, rules and regulations.

      6. COMPENSATION

            As compensation for the management services to be rendered hereunder, the Agency shall pay to Manager a management fee in the amount of Ten($10.) Dollars per month.

      7. TERM OF AGREEMENT

            7.1 The term of this Agreement shall commence upon (the "Effective Date") the date this Agreement is approved by the Commissioner of the Department and shall terminate on the Closing Date of the sale to the Manager of the Assets of the New York Operations or (ii) the date mutually agreed upon by the Manager and the Agency, whichever is earlier but in no case after June 30, 2002 (the "Term").

            7.2 This Agreement may be terminated by the Commissioner, without financial penalty to the Board, not more than sixty (60) days after notification to the parties by the Department of a determination that the management of the Agency is so deficient that the health and safety of patients would be threatened by continuation of this Agreement.

            7.3 The Board may terminate this Agreement and discharge Manager and any employee appointed by the Manager from their positions at the Agency without Cause (as hereinafter defined) upon 30 days prior notice to Manager or with Cause upon 5 business days prior notice to Manager. For this purpose "Cause" means intentional misconduct, gross negligence or violation of


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this Agreement by Manager that causes material loss or injury to the Agency or materially interferes with its performing health care services if such conduct or violation is not cured within 10 business days after notice, specifying such conduct or violation in reasonable detail, is given to Manager by the Board.

      7.4 This Agreement may be terminated by Manager upon the occurrence of an Event of Default (as hereinafter defined)

      1.8. INSURANCE; INDEMNIFICATION

            8.1 Insurance. The Manager shall secure and maintain, or cause to be secured and maintained, with respect to the New York Operations, during the term of this Agreement, Worker's Compensation Disability and Employer's Liability, and Comprehensive General and Professional Liability (including Personal Injury, Products and Completed Operations Liability, and Blanket Automobile Liability) Insurance providing-reasonable limits of liability. It is further agreed that all such policies of insurance, are to be written or amended to include the Agency, its agents, servants, employees, officers and directors as Additional Insureds if possible. If Manager shall fail to obtain or pay the premiums on insurance and maintain in force any such insurance, Agency may obtain the same for the account of Manager and at the expense of Manager. Notwithstanding the foregoing, the Agency shall indemnify and hold Manager harmless from any and all liability, including reasonable attorney's fees, caused by or resulting from the negligent or intentional acts or omissions of any member of the Board, unless such liability is primarily caused by the intentional misconduct of Manager.

            8.2 Indemnification.

            (a) If any legal proceeding shall be instituted, or any claim or demand made, against the Manager for which the Agency must indemnify the Manager, the Manager shall give prompt written notice of the claim to the Agency. The omission so to notify the Agency, however, shall not relieve the Agency from any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that) the omission to notify materially prejudices the ability of the Agency to assume the defense of such claim of its insurer.

            (b) After the Agency has received notice from the Manager that a claim has been asserted against the Manager for which the Agency must indemnify the Manager, the Agency shall promptly pay to the Manager the amount of such damages in accordance with and subject to the provisions of this Section; provided, however, that no such payment shall be due during any period which the Agency is contesting in good faith either its obligation to make such indemnification or the amount of damages payable or both. After the Agency has received notice from the Manager that a claim has been asserted against it by a third party, the Agency shall have the right, upon giving written notice to the Manager, to participate in the defense of such claim or to elect to assume the defense against the claim, at its own expense, through an attorney selected by the Agency and


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approved by the Manager, which approval shall not be unreasonably withheld;
provided, however, that it shall be a condition to such election to assume such defense that (i) the Agency shall provide the Manager with evidence reasonably acceptable to the Manager that the Agency will have the financial resources to defend against the claim and to fulfill its indemnification hereunder and (ii) the Agency conducts the defense of the claim actively and diligently. If the Agency fails to give notice of such election within thirty days (30) after notice, then the Agency shall be deemed to have elected not to assume the defense of such claim and the Manager may defend against the claim with its own attorney.

            (c) If the Agency so elects to participate in the defense of such claim or to assume the defense against a claim within thirty (30) days after notice and the conditions set forth above are satisfied, then the Manager will cooperate and make available to the Agency (and its representatives) at reasonable times on prior written notice to Manager, all employees, information, books and records in its possession or under its control which are reasonably necessary or useful in connection with such defense; and if the Agency shall have elected to assume the defense of a claim, then the Agency shall have the right to compromise and settle in good faith any such claim with the consent of the Manager (such consent not to be unreasonably withheld) provided that the conditions set forth above are satisfied. If the Agency shall elect to defend or to agree in writing to compromise or to settle any such claim, then it shall be bound by any ultimate judgment or settlement as to the existence and amount of the claim, and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Manager is entitled to be indemnified hereunder. If the Agency is conducting the defense of a claim, the Manager may retain separate co-counsel at its cost and expense and participate in such defense.

            (d) If the Agency does not elect to assume or is deemed to have elected not to assume the defense of a claim or in the event any of the conditions set forth above becomes unsatisfied then: (i) the Manager alone shall have the right to conduct such defense but shall use its best efforts to inform the Agency as to the status of any proceedings; (ii) the Manager shall have the right to compromise and to settle, in good faith, the claim without the prior consent of the Agency; (iii) the Agency will periodically reimburse the Manager for costs (including reasonable legal fees); and (iv) if it is ultimately determined the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Agency that elected not to assume the defense, then the Agency shall be bound by any ultimate judgment or settlement as to the existence and the amount of the claim and the amount of said judgment or settlement (including the costs and expenses of defending such claims) shall be conclusively deemed for all purposes of this Agreement to be a liability on account of which the Manager is entitled to be indemnified hereunder.

            A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party for whom indemnification is sought. After receipt of such notice, the Agency shall pay the Manager the amount of such damages within thirty (30) days; provided, however, that no such payments shall be due during any period in which the Agency is contesting in good faith either its obligation to make such indemnification or the amount of damages payable or both.


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            9. MISCELLANEOUS

            9.1 Employment of Agency Employees. As of the Effective Date The Manager shall be responsible for all wages and benefits of the health care employees providing services in the New York area, including the withholding and/or payment of all federal, state and local payroll taxes including FICA, Medicare, unemployment insurance, worker's compensation insurance, and federal and state payroll taxes for field employees. Due to the Manager's responsibilities for wages, benefits and payroll taxes, and solely for the purposes of providing such payroll services, all of the Agency's health care employees providing services in the New York area shall be employees of the Manager. However, the Agency's Board of Directors reserves the authority to hire or terminate the Administrator .

            9.2 Non-Assumption of Liabilities. Manager shall not, by entering into and performing this Agreement, become liable for, and the Agency shall indemnify Manager against, any of the existing or future obligations through the Effective Date, liabilities or debts of the Agency, However, commencing on the Effective Date, the Manager shall be solely liable for the debts and liabilities of the New York Operations and incurred by Manager from the date thereof, and Manager agrees to indemnify, defend and hold harmless Agency from and against any and all claims, demands, costs, and liabilities, including reasonable attorneys' fees, made or charged against Agency which arise from Manager's breach of any of its material obligations hereunder.

            9.3 Access to the Agency; Confidentiality of Records. Manager shall, during the term hereof, be given complete access to the Agency, its record, offices and facilities in order that it may carry out its obligations hereunder, subject to confidential requirements of patient medical records as established by the Board. Manager shall use its best efforts to maintain the confidentiality of all files and records, including patient records, of the Agency, disclosing the same only as directed by law or by the Board in any particular instance.

            9.4 Disclaimer of Intent to Become Partners. Manager and the Agency shall not, by virtue of this Agreement, be deemed partners or joint venturers in the operation of the Agency or any related facility. It is expressly understood that Manager is hereby retained by Agency to manage the Agency on behalf of the Agency, and that Manager is constituted the agent of the Agency only for the purpose of carrying out its obligations under this Agreement.

            9.5 Restriction on Assignment. Neither party hereto may assign its interest in nor delegate the performance of its obligations under this Agreement to any other person without obtaining the prior written consent of the other party and, if required, prior approval pursuant to law, except that Manager may assign its interest or delegate the performance of its obligations to a wholly-owned subsidiary of Manager, which is qualified to manage agencies in the State of New York and approved by the Commissioner.


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            9.6 Headings. The headings to the various sections of this Agreement have been inserted for convenient reference only and shall not modify, define, limit or expand the expressed provisions of this Agreement.

            9.7 Effect of Invalidity. Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

            9.8 Amendments. Any amendments to this Agreement, which shall be provided to and approved by the Commissioner, shall be in writing and signed by the parties and the Board.

            9.9 Legal Proceedings. Legal proceedings commenced by the Agency or the Manager arising out of any of the transactions or obligations contemplated by this Agreement shall be brought exclusively in the federal courts or, in the absence of federal jurisdiction, state courts, in either case in Nassau County, New York. The Agency and the Manager irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of the Agency and the Manager irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any federal or state court in Nassau County, New York, and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            9.10 No Continuing Waiver. The waiver of any party of any breach of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach.

            9.11 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if mailed by certified or registered mail, postage prepaid and via facsimile:

If to the Agency:       Star Multi Care Services, Inc.
                        33 Walt Whitman Road
                        Huntington Station, New York 11746
                        Attn: Stephen Sternbach, President
                        Tel: (631) 423-4653
                        Fax: (631) 423-2907

With a copy to:         Lawrence A. Muenz, Esq.
                        Meritz & Muenz, LLP
                        3 Hughes Place
                        Dix Hills, New York 11746
                        Tel: (631) 242-7384


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                        Fax: (631) 242-6715
                        E-Mail: lmuenz@optonline.net

If to the Manager:      Premier Home Healthcare Services, Inc.
                        199 Main Street
                        White Plains, New York 10601
                        Attn: Arthur Schwabe, President
                        Tel: (914) 428-7722
                        Fax: (914) 428-2404
                        E-Mail: arties@premierhomehealthcare.com

With a copy to:         Gerald P. Halpern, Esq.
                        Meltzer, Lippe, Goldstein & Schlissel, LLP
                        190 Willis Avenue
                        Mineola, New York 11501
                        Tel: (516) 747-0300 x188
                        Fax: (516) 741-3808E-mail: jerryhalpern@mlg.com

or to such other person and address as either party may designate in writing.

            9.12 Applicable Law. This Agreement shall be construed and enforced in accordance with laws of the State of New York, without giving effect to conflicts of law principles.

            9.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall together constitute but one and the same agreement.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        PREMIER HOME HEALTHCARE SERVICES, INC.

                                        By: /s/ Arthur Schwabe
                                            ------------------------------------
                                            Arthur Schwabe
                                            President


                                        STAR MULTI CARE SERVICES, INC.

                                        By: /s/ Stephen Sternbach
                                            ------------------------------------
                                            Stephen Sternbach
                                            President